Yum! Brands Announces CEO Succession Plan to Drive Next Chapter of Global Growth,
Effective January 1, 2020

Board elects David Gibbs as Chief Executive Officer of Yum! Brands

Gibbs will succeed Greg Creed who announces decision to retire after 25-year career with the Company

Louisville, KY, August 12, 2019 - Yum! Brands, Inc. (NYSE: YUM) today announced that its Board of Directors has unanimously elected David Gibbs as Chief Executive Officer, effective January 1, 2020, and appointed him to the Company’s Board, effective November 1, 2019. Gibbs, 55, who currently serves as Yum! Brands President and Chief Operating Officer and oversees the global KFC, Pizza Hut and Taco Bell divisions, will succeed Greg Creed, 62, who has announced his decision to retire at the end of 2019 after a successful 25-year career with the Company.

“I’ve had the privilege of partnering with our franchisees to grow the three iconic brands within the Yum! Brands portfolio for over 30 years and am honored to follow in Greg’s footsteps,” Gibbs said. “It's thanks to Greg’s terrific leadership and innovative brand building during some of the most pivotal moments in our history that Yum! Brands has emerged as a vibrant and industry-leading growth company. I’m grateful that Greg and I have had the good fortune to build on the legacy of our co-founder David Novak-a strong foundation of three iconic brands and the positive recognition culture he established after our company’s spinoff from PepsiCo in 1997.”

Creed has served as Yum! Brands CEO since January 2015. As CEO, Creed successfully executed the 2016 spinoff of Yum China, led Yum! Brands’ transformation to become more focused, franchised and efficient, and helped the Company deliver strong and consistent financial performance to shareholders. Since 2017, Yum! Brands has transformed its business model to over 98 percent franchised, while increasing G&A efficiency and significantly reducing capital expenditures. Before his time as Yum! Brands CEO, Creed led the global Taco Bell Division as its Chief Executive Officer and was responsible for transforming the brand into the iconic and innovative industry leader it is today.

“It has been an incredible journey at Yum! Brands during the past 25 years and my absolute privilege to serve as CEO during such an exciting time for our company,” said Creed. “No other retailer in the world is like Yum! Brands, with our iconic global brands, category leadership, massive scale and uniquely diversified portfolio. I’m proud of how we’re emerging from our multi-year transformation as a more focused, franchised and efficient growth company. The best of Yum! is still to come and I’m delighted we have an exceptional leader like David who will drive the next wave of growth for our company.”

Creed remains CEO through the end of 2019 to ensure a smooth and seamless transition. He will serve as a part-time advisor next year and also remain on the Yum! Brands Board of Directors.

“Greg Creed is one of the most talented and passionate brand builders in the restaurant industry today,” said Brian Cornell, Non-Executive Chairman of the Yum! Brands Board of Directors and Chairman and CEO of Target Corporation. “On behalf of the Board of Directors, I want to sincerely thank Greg for his focus on building great brands, strengthening franchise capabilities, expanding the company’s global footprint and leveraging Yum! Brands’ world-class culture and talent to fuel results.”

Cornell continued, “The Board and I are confident that David Gibbs is the ideal leader to drive the next chapter of global growth for the company. He has played a central role in all that Yum! Brands has accomplished over the past several years and understands the need to put customers, employees, franchisees and shareholders at the center of everything. David will build on the company’s position of strength to ensure it is well equipped for the future.”

As Yum! Brands CEO, Gibbs will assume responsibility for the Company’s overarching strategies, structure, people development and culture and will focus on driving global growth and sales and profitability at all Yum! franchise businesses worldwide. The following Yum! Brands leaders will report to Gibbs effective January 1, 2020: Chris Turner, Chief Financial Officer; Tracy Skeans, Chief Transformation and People Officer; Scott Catlett, General Counsel and Corporate Secretary; and Ken Muench, Collider Lab Chief Strategy Officer and Co-Founder. In addition, the global brand division CEOs will continue to report to Gibbs including: Tony Lowings, KFC Division; Mark King, Taco Bell Division; and Artie Starrs, Pizza Hut Division.

Of Gibbs, Creed said, “David is an outstanding commercial leader with a passion for Yum! Brands’ global business, brands and people. He has been an invaluable strategic partner to me during our transformation and instrumental in shaping our global strategy, accelerating the pace of global new unit development, executing our transformation goals and laying a strong foundation for future growth. Importantly, David lives and breathes our people-first culture and is determined to take it to the next level. I look forward to cheering on David and everyone at Yum! Brands as a friend, loyal customer and shareholder.”

“I am excited to accept this new role as we conclude the third and final year of our company’s strategic transformation,” Gibbs said. “Because of our journey to become more focused, franchised and efficient, we’re now in the best position we’ve ever been in to accelerate growth and improve franchise unit economics, but we still have more to achieve. Everywhere we operate, we need to continue elevating and investing in a world-class customer experience, with unrivaled talent, modern assets, the best operations and innovative technology. This effort is only achievable through a strong partnership with our more than 2,000 franchisees who run 98 percent of our restaurants globally and employ more than 1.5 million restaurant team members who work for our brands around the world. When we are at our best, we'll continue to deliver long-term value for all our stakeholders.”

Since joining in 1989, Gibbs has held a variety of leadership roles in all three of YUM’s brands including global strategy, finance, general management, operations and real estate. Earlier this year, he was promoted to an expanded role as President and Chief Operating Officer, assuming operating leadership of the global KFC, Pizza Hut and Taco Bell divisions.

Before this role, he served as Yum! Brands President and Chief Financial Officer and was the chief architect of Yum! Brands’ financial, refranchising and restaurant development strategy to transform the company into a capital-light, pure-play franchisor. Previously, he was CEO of the global Pizza Hut Division, and President and CFO of Yum! Restaurants International, responsible for growing KFC, Pizza Hut and Taco Bell outside the U.S. and China, along with having general management responsibility for several international markets. Gibbs also served as Yum! Chief Strategy Officer during which time he revamped Yum! Brands’ global restaurant operations model, as Pizza Hut U.S. CFO and in various real estate and restaurant development leadership roles in KFC, Pizza Hut and Taco Bell.

About Yum! Brands
Yum! Brands, Inc., based in Louisville, Kentucky, has over 48,000 restaurants in more than 145 countries and territories primarily operating the company’s restaurant brands - KFC, Pizza Hut and Taco Bell - global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over eight new restaurants per day on average, making it a leader in global retail development. In 2018, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. In 2019, Yum! Brands was named to the Bloomberg Gender-Equality Index for the second consecutive year.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication contain “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are based on our current expectations, estimates, assumptions or projections concerning future results or events, including, without limitation, the future earnings and performance of Yum! Brands or any of its businesses. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees; the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed reports on Form 10-K and 10-Q) for additional detail about factors that could affect our financial and other results. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.